Orion’s Q1’25 Revenue Rose 13% vs Q1’24 to $19.9M Driven by Strength in EV Charging Projects;

Maintains FY 2025 Revenue Growth Target of 10-15%

Manitowoc, WI – August 7, 2024 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, electric vehicle (EV) charging stations and maintenance services solutions, today reported results for its fiscal 2025 first quarter (Q1’25) ended June 30, 2024. Orion will hold an investor call today at 10:00 a.m. ET – details below. Orion is maintaining its revenue growth outlook of 10-15% which is expected to be more weighted to the second half of fiscal 2025.

Q1 Financial Summary				Prior Three Quarters
$ in millions except per share figures	Q1’25	Q1’24	Change	Q4’24	Q3'24	Q2’24
LED Lighting Revenue	$12.8	$12.6	+1%	$16.3	$18.5	$13.6
EV Charging Revenue	$3.8	$1.2	+209%	$4.9	$2.8	$3.4
Maintenance Revenue	$3.3	$3.8	-11%	$5.2	$4.6	$3.6
Total Revenue	$19.9	$17.6	$2.3	$26.4	$26.0	$20.6
Gross Profit (1)	$4.3	$3.2	$1.1	$6.8	$6.4	$4.6
Gross Profit %	21.6%	18.0%	360bps	25.8%	24.5%	22.2%
Net Loss (1)	($3.8)	($6.6)	$2.9	$1.6	($2.3)	($4.4)
Net Loss per share (1)	($0.12)	($0.21)	$0.09	$0.05	($0.07)	($0.14)
Adjusted EBITDA (2)	($1.8)	($4.4)	$2.6	$0.4	($0.1)	($2.2)
(1) Voltrek earnout accruals and net adjustments were $0.3M in Q1’25, ($3.0M) in Q4’24, and $1.1M in each of Q3’24, Q2’24, and Q1’24. (2) Adjusted EBITDA reconciliation provided below.

Highlights

•
EV charging solutions revenue rose over 200% compared to Q1’24 to $3.8M, including initial activation of construction services contracts for Level 2 and Level 3 charging stations for Eversource Energy’s “EV Make Ready” program, which Orion previously announced as having secured over $11M in contracts for this program.
•
LED lighting revenue increased approximately 1% compared to Q1’24 to $12.8M in Q1’25, reflecting the completion of a significant Department of Defense (DoD) project in Europe as well as ongoing major account, ESCO and distribution business. Several other significant projects are anticipated in coming quarters in the automotive, retail, technology, logistics/distribution, financial and public sectors, the majority of which are expected to activate in 2H FY’25.
•
As anticipated, maintenance services revenue declined 11% to $3.3M in Q1’25, reflecting the impact of three large legacy customers that chose not to renew long-term contracts following pricing increases required to return the maintenance business to suitable levels of profitability. Reflecting new pricing and new contracts, maintenance services gross profit increased to 3.8% in Q1’25 from negative 1.4% in Q1’24. Orion anticipates a $4M-$5M decrease in maintenance services revenue during FY 2025 due to the nonrenewal of certain large legacy Stay-Light customer contracts but expects maintenance services profitability to continue to improve as it progresses through FY 2025.

CEO Commentary

Orion CEO Mike Jenkins commented, “Orion’s overall business grew 13.0% in Q1’25, primarily reflecting expected strength in our Voltrek EV charging station solutions business. We anticipate continued momentum in this business as public and private sector organizations implement EV charging programs to support the growing base of electric vehicles across the country. Meaningful government stimulus has been appropriated to support the build-out of EV infrastructure, including $7.5B designated for the National Electric Vehicle Infrastructure (NEVI) Formula Program. Funding is just beginning to be released to fund EV charging station projects for EV fleets as well as government, commercial, industrial, and retail installations. Voltrek’s experience and long-term history of successful project implementation across the U.S. states puts Orion in a very strong competitive position with both new customers and our sizeable base of long-term lighting solutions customers.

“We continue to expect LED lighting segment revenue growth in FY 2025, supported by new and existing customers. We also expect continued sales growth via our Energy Service Company (ESCO) and electrical contractor distribution partners. ESCOs in particular have responded very favorably to our new line of energy-efficient high-bay and exterior LED fixtures developed for the value segment of the market. We estimate that the overall market penetration for LED lighting is still only about 40%, leaving substantial retrofit opportunities to pursue for years to come.

“We also expect our LED lighting business to benefit from state regulations banning the sale of fluorescent fixtures and replacement tubes. Seven states have passed regulations, most of which will go into effect in 2025, and we expect other states will follow this trend. The regulations are intended to reduce energy consumption and the disposal of waste tubes, drivers and fixtures. We are already in discussions with a number of customers about their plans for compliance over the next several quarters, and we have had some success in using the upcoming deadlines to develop new customer dialogues.

“As we anticipated, our maintenance services revenue declined in Q1’25, reflecting the impact of our strategic decision to restore this business to a suitable margin profile by addressing low margin accounts. Repricing was necessary due to a variety of inflationary impacts over the past few years that had eroded our margin on legacy contracts. The revenue impact we saw in Q1 and expect for the full year represents a few customers who chose not to renew their contracts at our higher pricing. Nonetheless, our repricing efforts have enabled us to return this business to profitability and a gross profit percentage that is approaching that of our overall business. We are also trimming some staffing and overhead and writing down some legacy product inventories related to this reduced customer activity. From here we intend to selectively build our maintenance business primarily via existing customers in other segments of our business, leveraging relationships where we have the greatest potential synergies.

“Overall, we believe Orion is on a solid path and we are very excited about the outlook in FY 2025 and beyond as we work to leverage the synergies and expanded growth potential that we believe is possible from our diversified business platform.”

Business Outlook

Having achieved top-line growth of 13.0% in Q1’25, Orion is reiterating its FY 2025 consolidated revenue growth target of 10-15%. This outlook is based on expected revenue from large national LED lighting projects in the automotive, retail, technology, logistics/distribution, financial and public sectors, as well as continued strength from its ESCO and agent partners who are responding favorably to the quality, energy efficiency and value of Orion’s LED lighting products.

Orion expects robust growth in its Voltrek EV charging solutions business to continue, driven by existing project contracts, a growing pipeline of opportunities developed by its expanded team, and synergies with Orion’s other businesses. Voltrek is a leader in the EV charging solutions business, with over 12 years’ experience completing projects in 29 states and counting.

As experienced in Q1’25, Orion expects maintenance services revenue to contract in FY 2025, due to three large legacy customers that did not accept long-term pricing increases. Expansion opportunities within the existing customer base should partially offset negative revenue impacts as the year progresses. Importantly, Orion expects pricing discipline to continue to benefit its maintenance services gross profit percentage as it progresses through FY 2025.

Financial Results

Q1’25 revenue rose 13.0% to $19.9M, from $17.6M in Q1’24, primarily driven by growth in EV charging station installations. Q1’25 benefitted from the initial commencement of $11M in construction contracts for Level 2 and Level 3 charging stations via Eversource Energy. The LED lighting segment benefitted from the completion of a large European retrofit project for the DoD in Q1’25. Maintenance services declined due to the anticipated impact of three large legacy customers that did not renew long-term contracts following pricing increases designed to return the maintenance business to adequate profitability.

Gross profit increased to $4.3M in Q1’25 from $3.2M in Q1’24 and gross profit percentage increased 360 basis points to 21.6% versus 18.0%, primarily due to profitability improvements in the maintenance segment as well as to the benefit of higher revenues on fixed cost absorption.

Total operating expenses declined to $7.7M in Q1’25 from $9.6M in Q1’24, primarily due to infrastructure reductions and lower Voltrek earnout expense accrual.

Higher revenue, stronger gross profit and lower operating expenses led to a $2.9M improvement of in Orion’s Q1’25 net loss to ($3.8M), or ($0.12) per share, versus ($6.6M), or ($0.21) per share, in Q1’24.

Balance Sheet and Cash Flow

Orion ended Q1’25 with currents assets of $42.1M, including $5.7M of cash and equivalents, $12.5M of accounts receivables, and $15.9M of inventories. Net of current liabilities, working capital was $17.4M.

Orion’s financial liquidity declined to approximately $14.0M at June 30, 2024, compared to $15.3M at March 31, 2024. However, Orion enhanced its financial liquidity through an amendment to its bank credit facility during the quarter. The amendment provided a $3.525M mortgage on the Company’s Manitowoc corporate headquarters along with borrowing base enhancements due to a broadening of the definition of eligible receivables in the Company’s borrowing base calculation. The Company had $10.0M of borrowings outstanding on its credit facility at both June 30, 2024 and March 31, 2024.

Orion used cash of $3.0M in operating activities in Q1’25, primarily related to its net loss in the period, adjusted for non-cash expenses and working capital requirements. The Company received proceeds of $3.5M from its new bank mortgage facility, which resulted in cash increasing to $5.7M at the end of the period from $5.2M at the beginning of the period. Considering its strong liquidity and outlook, Orion believes it is well positioned to fund its operations and growth objectives in fiscal 2025.

Webcast/Call Details

Date / Time: Wednesday, August 7th at 10:00 a.m. ET

Call Dial-In: (800) 715-9871 (toll free) or (646) 307-1963, ID# 5328422

Webcast / Replay: https://edge.media-server.com/mmc/p/r5d8p33v

About Orion Energy Systems

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, electrical vehicle (EV) charging solutions, and maintenance services. Orion specializes in turnkey design-through-installation solutions for large national customers as well as projects through ESCO and distribution partners, with a commitment to helping customers achieve their business and environmental goals with healthy, safe and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our Sustainability and Governance priorities, goals and progress here or visit our website at www.orionlighting.com.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA (EBITDA adjusted for stock-based compensation, payroll tax credit, and acquisition expenses). The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” following the Unaudited Condensed Consolidated Statements of Cash Flows included in this press release.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future outlook, plans, expectations, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to manage and respond to ongoing increasing pressures to reduce the selling price of our products driven largely by a return to a more normalized supply chain and reduction in shipping costs for our imported products, coupled with the related increase in competition from foreign competitors; (ii) our ability to regain and sustain our profitability and positive cash flows; (iii) our ability to achieve our budgeted revenue expectations for fiscal 2025; (iv) our dependence on a limited number of key customers, and the consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (v) our existing risk that liquidity and capital resources may not be sufficient to allow us to fund or sustain our growth; (vi) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; (vii) our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (viii) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (ix) price fluctuations (including as a result of tariffs(, shortages or interruptions of component supplies and raw materials used to manufacture our products; (x) our risk of potential loss related to single or focused exposure within our current customer base and product offerings; (xi) our ability to maintain effective information technology systems security measures and manage risks related to cybersecurity; (xii) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xiii) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the light emitting diode (“LED”) market; (xiv) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xv) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xvi) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xvii) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xviii) our ability to maintain safe and secure information technology systems; (xix) our ability to balance customer demand and production capacity; (xx) our ability to maintain an effective system of internal control over financial reporting; (xxi) our ability to defend our patent portfolio and license technology from third parties; (xxii) a reduction in the price of electricity; (xxiii) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxiv) our failure to comply with the covenants in our credit agreement; (xxv) the electric vehicle (‘EV”) market and deliveries of passenger and fleet vehicles may not grow as expected; (xxvi) incentives from governments or utilities may not materialize or may be reduced, which could reduce demand for EVs, or the portion of regulatory credits that customers claim may increase, which would reduce our revenue from such incentives; (xxvii) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xviii) potential warranty claims in excess of our reserve estimates; and (xxix) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com in the Investor Relations section of our Website.

Engage with Us

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StockTwits: @OESX_IR

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Investor Relations Contacts
Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

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ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

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